UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

WK Kellogg Co

(Exact name of registrant as specified in its charter)

Delaware	001-41755	92-1243173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square, P.O. Box 3599 Battle Creek, Michigan	49016-3599
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (269) 401-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on July 10, 2025, WK Kellogg Co, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ferrero International S.A., a Luxembourg public limited company (“Parent”), and Frosty Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”).

On September 26, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned indirect subsidiary of Parent (the “Merger”).

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company terminated that certain Credit Agreement, dated as of September 12, 2023, by and among the Company, WK Kellogg Canada Corp., the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative and collateral agent, and all pledge, security and other agreements and documents related thereto and repaid all indebtedness and other obligations outstanding thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that were held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Company Common Stock as to which appraisal rights had been properly exercised in accordance with Delaware law) were automatically cancelled, extinguished and converted into the right to receive $23.00 per share in cash without interest thereon (the “Per Share Price”) and (ii) each share of Company Common Stock that was held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, in each case, as of the Effective Time, were automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

In addition, upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (i) each restricted stock unit of the Company (each, a “Company RSU”), including all dividend equivalents accrued or credited with respect to such Company RSU, that was outstanding and vested (but not yet settled) as of immediately prior to the Effective Time, was automatically cancelled and converted into the right of the holder to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to (a) the Per Share Price multiplied by (b) the total number of shares of Company Common Stock subject to such Company RSU; (ii) each Company RSU, including all dividend equivalents accrued or credited with respect to such Company RSU that was outstanding and unvested (each, an “Unvested Company RSU”) as of immediately prior to the Effective Time, was automatically cancelled and converted into the contingent right of the holder to receive an amount in cash (without interest and subject to applicable withholding taxes) (the “Converted RSU Cash Award”) equal to (a) the Per Share Price multiplied by (b) the total number of shares of Company Common Stock subject to such Unvested Company RSU; (iii) each performance-based restricted stock unit of the Company (each, a “Company PSU”), including all dividend equivalents accrued or credited with respect to such Company PSU, that was outstanding and unvested as of immediately prior to the Effective Time, was automatically cancelled and converted into the contingent right of the holder to receive an amount in cash (without interest and subject to applicable withholding taxes) (the “Converted PSU Cash Award”) equal to (a) the Per Share Price multiplied by (b) such number of shares of Company Common Stock issuable pursuant to such Company PSUs determined assuming achievement at one-hundred and forty percent (140%) of target performance; and (iv) each deferred share of the Company Common Stock, whether vested or unvested (each, a “Company DSU”), including all dividend equivalents accrued or credited with respect to such Company DSU, that was outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into the right of the holder to receive, at the time specified under their applicable terms and in accordance with Section 409A of the Internal Revenue Code of 1986, an amount in cash (without interest and subject to applicable withholding taxes) equal to (a) the Per Share Price multiplied by (b) such number of shares of Company Common Stock underlying such Company DSU.

All Converted RSU Cash Awards and Converted PSU Cash Awards will be paid on the applicable vesting date(s) or at the end of the applicable performance period, as applicable, that applied to the corresponding Company RSU and Company PSUs, subject to the holder’s continued employment or service through such date or, if earlier, upon a qualifying termination of employment.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 10, 2025 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Company Common Stock. Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Trading of Company Common Stock on the NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, at the Effective Time, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as shareowners of the Company, other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned indirect subsidiary of Parent.

In connection with the Merger, the aggregate purchase price paid for all outstanding shares of Company Common Stock (except as described in Item 2.01 of this Current Report on Form 8-K) was approximately $1.99 billion. The funds used to complete the Merger and the related transactions were sourced from corporate funds (and Parent sourced a portion of such corporate funds from a borrowing made prior to the date of the Merger under a bridge facilities agreement among the Parent, certain subsidiaries of Parent, certain lenders and HSBC Bank USA N.A. and HSBC Continental Europe as agents).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Effective as of the Effective Time, each of Gary Pilnick, Wendy Arlin, R. David Banyard Jr., Michael Corbo, Zachary Gund, Ramón Murguía, Julio Nemeth and Mindy Sherwood resigned from the Board of Directors of the Company (the “Board”) and from any and all committees of the Board on which they served and ceased to be directors of the Company.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time were appointed as directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, promptly following the Effective Time, the Amended and Restated Certificate of Incorporation of the Company was amended and restated in its entirety and replaced with the certificate of incorporation in the form attached hereto as Exhibit 3.1 and incorporated herein by reference. In addition, promptly following the Effective Time, the Amended and Restated By-laws of the Company were amended and restated in their entirety and replaced with the bylaws in the form attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01.	Other Events.

On September 26, 2025, Parent issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 10, 2025 by and among Ferrero International S.A., Frosty Merger Sub, Inc., and WK Kellogg Co (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by WK Kellogg Co on July 10, 2025).*

3.1	Amended and Restated Certificate of Incorporation of WK Kellogg Co, effective September 26, 2025.

3.2	Amended and Restated By-laws of WK Kellogg Co, effective September 26, 2025.

99.1	Press Release of Ferrero International S.A., dated September 26, 2025.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WK KELLOGG CO

Date: September 26, 2025	By:	/s/ David McKinstray
	Name:	David McKinstray
	Title:	Chief Financial Officer